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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                          Pursuant to Section 13 of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 31, 1999


                          Discover Card Master Trust I
           ----------------------------------------------------------
               (Exact name of registrant as specified in charter)



         Delaware                   0-23108                    51-0020270
         --------                   -------                    ----------
        (State of                (Commission                 (IRS Employer
      Organization)              File Number)              Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                              19720
------------------------------------------                        -----
(Address of principal executive offices)                        (Zip Code)


Registrant's Telephone Number, including area code:  (302) 323-7184
                                                     --------------

Former name or former address, if changed since last report:  Not Applicable




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Item 5. Other Events

         (a) Series 1998-1. On December 31, 1999, Greenwood Trust Company, as Master Servicer under the Series 1998-1 Supplement, dated as of January 14, 1998 between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, (the "Series 1998-1 Supplement"), elected pursuant to Section 24 of the Series 1998-1 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the September 2000 Distribution Date (as each such term is defined in the Series 1998-1 Supplement).

         (b) Series 1995-2. On December 31, 1999, Greenwood Trust Company, as Master Servicer under the Series 1995-2 Supplement, dated as of August 1, 1995 between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, (the "Series 1995-2 Supplement"), elected pursuant to Section 20 of the Series 1995-2 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the August 2000 Distribution Date (as each such term is defined in the Series 1995-2 Supplement).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Discover Card Master Trust I
                                (Registrant)


                              By:  Greenwood Trust Company
                                   (Originator of the Trust)


                              By:  /s/ John J. Coane
                                   ----------------------------------------
                                   John J. Coane
                                   Vice President, Chief Accounting Officer
                                   and Treasurer


Date: December 31, 1999